UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2014

FORCEFIELD ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36133	20-8584329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

245 Park Avenue, 39th Floor New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

(212) 672-1786
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 24, 2014, in order to increase the compensation of certain executive officer to a level more commensurate to comparable NASDAQ listed public companies, the Board of Directors (the “Board”) of ForceField Energy Inc. (the “Company”), acting on the recommendation of the Company’s Compensation Committee (the “Committee”), unanimously approved the annual salary and $1,000 monthly health insurance stipend for the Company’s fiscal year ending December 31, 2014 (“Fiscal 2014”) for David Natan, the Company’s Chief Executive Officer, Jason Williams, the Company’s Chief Financial Officer, and Richard St. Julien, the Company’s Executive Chairman, Vice President and Secretary.

Fiscal 2014 Base Salaries

The fiscal 2014 compensation, effective and payable in arrears as of January 1, 2014, recommended by the Committee and approved by the Board reflects the following adjustments to base salaries:

Name and Position	2013 Base Salary	2014 Base Salary*	Increase

David Natan	$60,000	$150,000	$90,000
Chief Executive Officer

Jason Williams	$60,000	$125,000	$65,000
Chief Financial Officer

Richard St. Julien	$-0-	$150,000	$150,000
Executive Chairman, Vice President and Secretary

* Does not include the $1,000 per month ($12,000 annual) health insurance stipend, also approved by the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCEFIELD ENERGY, INC.

Date: March 28, 2014	By:	/s/ David Natan
Name: David Natan
Title: Chief Executive Officer